EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Strategic Communications
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Fourth Quarter and Year Ended 2008 Results
- - -
Company Achieves 2008 Adjusted EBITDA and Non-GAAP Net Income Guidance
- - -
Service Fee Revenue Increases Year-over-Year 15% to $85.4 million
PLANO, Texas, March 31, 2009 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the fourth quarter and year ended December 31, 2008.
Mark Layton, Chairman and Chief Executive Officer of PFSweb, stated, “We are pleased with our $10.1 million Adjusted EBITDA and $1.9 million non-GAAP net income results for calendar year 2008, both of which were within our previously provided guidance. Our 2008 results reflect the second consecutive year of positive non-GAAP net income and positive free cash flow results, and our December 2008 quarter marks our seventh consecutive quarter of positive non-GAAP net income performance.
“I am also pleased to announce that we have completed renewals of our financing facilities with IBM Global Finance and Comerica through March 2010. Along with the extension of our agreements with Wachovia and Fortis earlier this year, we believe we have the financing in place to support our current business needs.
“Looking forward, we believe the Company is in a good position to continue executing its business strategies and building shareholder equity. While growth in 2009 may be challenging due to the current economic environment and certain client modifications, we have adjusted and will continue to monitor our cost structure in an effort to target breakeven to positive free cash flow performance in calendar year 2009” Mr. Layton continued.
Summary of consolidated results for the fourth quarter ended December 31, 2008:
•	Total reported revenue was $112.8 million compared to $122.0 million for the fourth quarter of 2007;

•	Adjusted EBITDA (as defined) was $2.4 million versus $3.5 million for the same period last year;

•	Net income, excluding a non-cash charge of $16.3 million attributable to the impairment of identifiable intangibles and goodwill of eCOST.com, was $0.1 million, or $.01 per basic and diluted share, compared to net income of $0.7 million, or $0.07 per basic share and $0.06 per diluted share, for the fourth quarter of 2007;
o	Including the impact of the non-cash impairment charge, net loss for the fourth quarter of 2008 was $16.3 million, or $1.63 per basic and diluted share. The charge was taken in accordance with Statement of Financial Accounting Standards 142 “Goodwill and Other Intangible Assets,” primarily due to adverse equity market conditions and the global economic downturn that caused a decrease in the current market multiples and the Company’s stock price as of December 31, 2008. While the impairment charge reduced reported results for 2008, it does not affect operations, debt covenants, or the Company’s liquidity position as of December 31, 2008;
•	Non-GAAP net income (as defined) was $387,000, or $0.04 per basic and diluted share, compared to non-GAAP net income of $1.1 million, or $0.11 per basic share and $0.10 per diluted share, for the fourth quarter of 2007;

•	Merchandise sales (as defined) totaled approximately $725 million for the fourth quarter of 2008 versus approximately $850 million for the same period last year; and

•	Total cash, cash equivalents and restricted cash equaled $18.1 million as of December 31, 2008 compared to $16.3 million as of December 31, 2007.
Summary of consolidated results for the year ended December 31, 2008:
•	Total reported revenue was $451.8 million, compared to $446.8 million for the year ended December 31, 2007;

•	Adjusted EBITDA (as defined) was $10.1 million versus $10.9 million for the same period last year;

•	Net income, excluding a non-cash impairment charge of $16.3 million attributable to the identifiable intangibles and goodwill of eCOST.com, was $0.6 million, or $0.06 per basic and diluted share, compared to a net loss of $1.4 million, or $0.14 per basic and diluted share, for the year ended December 31, 2007;
o	Including the impact of the non-cash impairment charge, net loss for calendar year 2008 was $15.7 million, or $1.58 per basic and diluted share;
•	Non-GAAP net income (as defined) was $1.9 million, or $0.20 per basic and diluted share, compared to a non-GAAP net income of $0.2 million, or $0.02 per basic and diluted share, for the same period last year;

•	Free cash flow (as defined) was $3.7 million, compared to free cash flow of $1.5 million for the same period last year; and

•	Merchandise sales (as defined) totaled nearly $2.8 billion versus $2.9 billion for the year ended December 31, 2007.
Summary of results by business:
Service Fee Business:
For the fourth quarter of 2008, Service Fee revenue was $21.7 million, compared with $21.5 million for the same period in 2007. The Service Fee business reported Adjusted EBITDA of $1.9 million for the fourth quarter of 2008, compared to $2.2 million for the same period last year.

For the year ended December 31, 2008, Service Fee revenue increased 15% to $85.4 million, from $74.5 million for the same period in 2007. The Service Fee business reported Adjusted EBITDA of $6.1 million for the year ended December 31, 2008, compared to $6.5 million for the same period last year.
Mike Willoughby, President of PFSweb’s services division, commented, “We saw increased activity from the online retail segment of our client base as their programs ramped up during the year and were generally sustained within expectations during the fourth quarter.
“Our new end-to-end e-commerce solution, launched in the beginning of 2008, has performed especially well thus far. Our first end-to-end agreement went live in August with the re-launch of the Roots.com sites for the U.S. and Canadian markets. Since then, we have also launched the first site under a master agreement with a leading luxury goods retailer, which we previously reported. We expect to launch at least two additional brands under this master agreement during the remainder of 2009. We believe our expanded e-commerce capability has made us even more competitive and is playing an important role in helping us win large client agreements, particularly among prestigious and luxury brands.
“Since late December, we have entered into one new client relationship and are in the final contracting stage with three others. Our current pipeline of potential new agreements, including those in process of being finalized, has increased from previously announced levels, and now includes approximately $50 million in annual contract value. While we remain confident in our Service Fee business opportunities long-term, we expect total service fee revenues for 2009 will be lower than 2008, primarily due to the previously announced non-renewal of a large client engagement with an agency of the U.S. government, effective early-2009. While this contract’s non-renewal was disappointing, we have designed our business model to be flexible and we believe we have made the appropriate adjustments necessary in our cost structure to respond to the decline in revenue,” continued Mr. Willoughby.
Supplies Distributors Business:
For the fourth quarter of 2008, Supplies Distributors revenue was $52.9 million, compared to $60.6 million for the same period last year. Adjusted EBITDA was $0.7 million for the fourth quarter of 2008, compared to $1.6 million for the same period last year.
For the year ended December 31, 2008, Supplies Distributors revenue was $230.7 million, compared to $235.4 million for the same period last year. Adjusted EBITDA was $5.9 million for the year ended December 31, 2008, compared to $6.6 million for the same period last year.
Mr. Willoughby concluded, “Our Supplies Distributors business continues to perform well and met our Adjusted EBITDA expectations. Total revenue for the year was down slightly due to a decline in demand during the fourth quarter, which is primarily attributable to economic pressures during the period.”
eCOST.com Business:
For the fourth quarter of 2008, eCOST.com revenue was $25.1 million, compared to $28.5 million for the same period in 2007. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.2 million, a slight improvement compared to the loss of $0.3 million for the same period last year.

For the year ended December 31, 2008, eCOST.com revenues were $99.8 million, compared to $104.1 million for the same period in 2007. Adjusted EBITDA for eCOST.com in the year ended December 31, 2008 was a loss of $1.8 million, compared to a loss of $2.2 million for the same period last year.
Mr. Layton stated, “eCOST.com continued to experience strong growth in its business-to-consumer (B2C) segment during the fourth quarter and for the year, which was offset by a slowdown in the business-to-business (B2B) segment. The B2C business increased 13% as compared to the prior year, and represented 70% of eCOST.com’s total fourth quarter revenue. We remain focused on the B2C segment as we believe it is more financially attractive to our business and generally provides higher gross margins. As part of this focus, we have increased the number of targeted consumer demographic segments we service and dramatically increased the number of consumer products listed on the site.
“eCOST.com’s operations remain strong with a growing consumer business that has expanded certain product categories – including ‘for the home’ and ‘sports & leisure’ – and significant improvements to systems and support services to improve customers’ shopping experience – including adding PayPal Express Checkout. Also, in December 2008, eCOST.com launched new technology that allowed for the ‘Outrageous Offer’ marketing program. These outrageous offers – unveiled randomly multiple times each week with varying product selections – showcase outrageously low prices on a very limited selection of product units, allowing eCOST.com customers to share in the great flow of product deals that our merchants have sourced. For example in December 2008, eCOST.com showcased the Nintendo™ WII for as low as $79.00 and an Acer notebook for as low as $89.00. Due to pricing sensitivity, these offers are generally only available to Platinum Club members and are available only in very limited quantities. The Outrageous Offer program has driven substantial increases to site visitors, Platinum Club sales and new customer levels for eCOST.com since its introduction,” concluded Mr. Layton.
Conference Call Information
Management will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, April 2, 2009, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter the pin number (87615823) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through May 2, 2009 at (800) 642-1687, pin number (87615823). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and free cash flow.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets and impairment of goodwill and identifiable intangible assets.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses and impairment of goodwill and identifiable intangible assets.
Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.
Non-GAAP net income (loss), EBITDA, Adjusted EBITDA and free cash flow are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, amortization of intangible assets and impairment of goodwill and intangible assets and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, the accounting effects of capital spending and certain other merger related expenses, which items may vary from different companies for reasons unrelated to overall operating performance. Free cash flow is used as a supplemental financial measure in our evaluation of liquidity and financial strength.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Discovery Commerce, Riverbed, Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp., Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 200,000 different products from leading manufacturers such as Sony, Hewlett-Packard, Onkyo, Denon, JVC, Canon, Nikon, Panasonic, Toshiba, Microsoft, Dyson, Kitchen Aid, Braun, Black & Decker, Cuisinart, Coleman,  and Citizen primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2008 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM and Infoprint Solutions; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; the impact of our reverse stock split; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; taxation on the sale of our products; eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES:
Product revenue, net	$78,036	$89,102	$330,532	$339,500
Service fee revenue	21,691	21,474	85,406	74,480
Pass-thru revenue	13,054	11,424	35,905	32,822

Total revenues	112,781	122,000	451,843	446,802

COSTS OF REVENUES:
Cost of product revenue	71,615	82,392	305,090	313,835
Cost of service fee revenue	14,723	15,164	58,009	53,375
Cost of pass-thru revenue	13,054	11,424	35,905	32,822

Total costs of revenues	99,392	108,980	399,004	400,032

Gross profit	13,389	13,020	52,839	46,770

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,675	11,553	49,073	44,057
MERGER INTEGRATION EXPENSE	—	—	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	202	204	806	806
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT	16,250	—	16,250	—

Total operating expenses	29,127	11,757	66,129	45,013

Income (loss) from operations	(15,738)	1,263	(13,290)	1,757
INTEREST EXPENSE, NET	437	486	1,560	2,342

Income (loss) before income taxes	(16,175)	777	(14,850)	(585)
INCOME TAX PROVISION	(1)	116	805	799

NET INCOME (LOSS)	$(16,174)	$661	$(15,655)	$(1,384)

NON-GAAP NET INCOME (LOSS)	$387	$1,059	$1,948	$186

NET INCOME (LOSS) PER SHARE:
Basic	$(1.63)	$0.07	$(1.58)	$(0.14)

Diluted	$(1.63)	$0.06	$(1.58)	$(0.14)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	9,916	9,891	9,905	9,889

Diluted	9,916	10,198	9,905	9,889

EBITDA	$(13,935)	$3,320	$(6,668)	$9,937

ADJUSTED EBITDA	$2,424	$3,514	$10,129	$10,851

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2008.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
NET INCOME (LOSS)	$(16,174)	$661	$(15,655)	$(1,384)
Income tax expense	(1)	116	805	799
Interest expense	437	486	1,560	2,342
Depreciation and amortization	1,803	2,057	6,622	8,180

EBITDA	$(13,935)	$3,320	$(6,668)	$9,937
Stock-based compensation	109	194	547	764
Merger integration related expenses	—	—	—	150
Goodwill and intangible asset impairment	16,250	—	16,250	—

ADJUSTED EBITDA	$2,424	$3,514	$10,129	$10,851

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
NET INCOME (LOSS)	$(16,174)	$661	$(15,655)	$(1,384)
Stock-based compensation	109	194	547	764
Amortization of identifiable intangible assets	202	204	806	806
Goodwill and intangible asset impairment	16,250	—	16,250	—

NON-GAAP NET INCOME (LOSS)	$387	$1,059	$1,948	$186

NET INCOME (LOSS) PER SHARE:
Basic	$(1.63)	$0.07	$(1.58)	$(0.14)

Diluted	$(1.63)	$0.06	$(1.58)	$(0.14)

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$0.04	$0.11	$0.20	$0.02

Diluted	$0.04	$0.10	$0.20	$0.02

	Twelve Months Ended
	December 31,
	2008	2007
GAAP cash flow from operating activities	$9,451	$5,399
Capital expenditures	(5,754)	(3,862)

FREE CASH FLOW	$3,697	$1,537

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,050	$14,272
Restricted cash	2,008	2,021
Accounts receivable, net of allowance for doubtful accounts of $980 and $1,483 at December 31, 2008 and December 31, 2007, respectively	44,546	48,493
Inventories, net of reserves of $2,124 and $2,080 at December 31, 2008 and December 31, 2007, respectively	47,186	46,392
Other receivables	13,072	10,372
Prepaid expenses and other current assets	3,802	2,608

Total current assets	126,664	124,158

PROPERTY AND EQUIPMENT, net	12,106	11,918
IDENTIFIABLE INTANGIBLES	961	5,824
GOODWILL	3,602	15,362
OTHER ASSETS	1,188	911

Total assets	144,521	158,173

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$22,251	$22,238
Trade accounts payable	61,988	56,975
Accrued expenses	21,054	22,438

Total current liabilities	105,293	101,651

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,951	6,378
OTHER LIABILITIES	1,192	1,302

Total liabilities	111,436	109,331

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized; 9,935,095 and 9,909,401 shares issued at December 31, 2008 and December 31, 2007, respectively; and 9,916,734 and 9,891,040 outstanding as of December 31, 2008 and December 31, 2007, respectively	10	10
Additional paid-in capital	92,728	92,121
Accumulated deficit	(61,393)	(45,738)
Accumulated other comprehensive income	1,825	2,534
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	33,085	48,842

Total liabilities and shareholders’ equity	$144,521	$158,173

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$52,915	$25,121	$—	$78,036
Service fee revenue	21,691	—	—	—	21,691
Service fee revenue — affiliate	2,497	—	—	(2,497)	—
Pass-thru revenue	13,085	—	—	(31)	13,054

Total revenues	37,273	52,915	25,121	(2,528)	112,781

COSTS OF REVENUES:
Cost of product revenue	—	48,974	22,641	—	71,615
Cost of service fee revenue	15,457	—	—	(734)	14,723
Cost of pass-thru revenue	13,085	—	—	(31)	13,054

Total costs of revenues	28,542	48,974	22,641	(765)	99,392

Gross profit	8,731	3,941	2,480	(1,763)	13,389

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,511	3,211	2,716	(1,763)	12,675
MERGER INTEGRATION EXPENSE	—	—	—	—	—
AMORTIZATION OF IDENTIFIABLE INTANGIBLES			202		202
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT	—	—	16,250	—	16,250

Total operating expenses	8,511	3,211	19,168	(1,763)	29,127

Income (loss) from operations	220	730	(16,688)	—	(15,738)
INTEREST EXPENSE (INCOME), NET	(7)	434	10	—	437

Income (loss) before income taxes	227	296	(16,698)	—	(16,175)
INCOME TAX PROVISION (BENEFIT)	(399)	398	—	—	(1)

NET INCOME (LOSS)	$626	$(102)	$(16,698)	$—	$(16,174)

NON-GAAP NET INCOME (LOSS)	$735	$(102)	$(246)	$—	$387

EBITDA	$1,753	$738	$(16,426)	$—	$(13,935)

ADJUSTED EBITDA	$1,862	$738	$(176)	$—	$2,424

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$626	$(102)	$(16,698)	$—	$(16,174)
Income tax expense (benefit)	(399)	398	—	—	(1)
Interest expense (income)	(7)	434	10	—	437
Depreciation and amortization	1,533	8	262	—	1,803

EBITDA	$1,753	$738	$(16,426)	$—	$(13,935)
Stock-based compensation	109	—	—	—	109
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

ADJUSTED EBITDA	$1,862	$738	$(176)	$—	$2,424

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$626	$(102)	$(16,698)	$—	$(16,174)
Stock-based compensation	109	—	—	—	109
Amortization of intangible assets	—	—	202	—	202
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

NON-GAAP NET INCOME (LOSS)	$735	$(102)	$(246)	$—	$387

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Year Ended December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$230,710	$99,822	$—	$330,532
Service fee revenue	85,406	—	—	—	85,406
Service fee revenue — affiliate	8,603	—	—	(8,603)	—
Pass-thru revenue	35,901	—	—	4	35,905

Total revenues	129,910	230,710	99,822	(8,599)	451,843

COSTS OF REVENUES:
Cost of product revenue	—	214,077	91,013	—	305,090
Cost of service fee revenue	60,793	—	—	(2,784)	58,009
Cost of pass-thru revenue	35,901	—	—	4	35,905

Total costs of revenues	96,694	214,077	91,013	(2,780)	399,004

Gross profit	33,216	16,633	8,809	(5,819)	52,839

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,285	10,767	10,840	(5,819)	49,073
MERGER INTEGRATION EXPENSE	—	—	—	—	—
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	806	—	806
GOODWILL IMPAIRMENT	—	—	16,250	—	16,250

Total operating expenses	33,285	10,767	27,896	(5,819)	66,129

Income (loss) from operations	(69)	5,866	(19,087)	—	(13,290)
INTEREST EXPENSE (INCOME), NET	(117)	1,650	27	—	1,560

Income (loss) before income taxes	48	4,216	(19,114)	—	(14,850)
INCOME TAX PROVISION (BENEFIT)	(1,057)	1,862	—	—	805

NET INCOME (LOSS)	$1,105	$2,354	$(19,114)	$—	$(15,655)

NON-GAAP NET INCOME (LOSS)	$1,652	$2,354	$(2,058)	$—	$1,948

EBITDA	$5,538	$5,886	$(18,092)	$—	$(6,668)

ADJUSTED EBITDA	$6,085	$5,886	$(1,842)	$—	$10,129

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$1,105	$2,354	$(19,114)	$—	$(15,655)
Income tax expense (benefit)	(1,057)	1,862	—	—	805
Interest expense (income)	(117)	1,650	27	—	1,560
Depreciation and amortization	5,607	20	995	—	6,622

EBITDA	$5,538	$5,886	$(18,092)	$—	$(6,668)
Stock-based compensation	547	—	—	—	547
Goodwill and Intangible Asset Impairment	—	—	16,250	—	16,250

ADJUSTED EBITDA	$6,085	$5,886	$(1,842)	$—	$10,129

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$1,105	$2,354	$(19,114)	$—	$(15,655)
Stock-based compensation	547	—	—	—	547
Amortization of intangible assets	—	—	806	—	806
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

NON-GAAP NET INCOME (LOSS)	$1,652	$2,354	$(2,058)	$—	$1,948

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,570	$3,870	$610	$—	$16,050
Restricted cash	1,550	242	216	—	2,008
Accounts receivable, net	21,676	22,103	2,065	(1,298)	44,546
Inventories, net	—	41,382	5,804	—	47,186
Other receivables	—	13,072	—	—	13,072
Prepaid expenses and other current assets	2,222	1,526	54	—	3,802

Total current assets	37,018	82,195	8,749	(1,298)	126,664

PROPERTY AND EQUIPMENT, net	11,544	85	477	—	12,106
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	37,541	—	—	(37,541)	—
IDENTIFIABLE INTANGIBLES	434	—	527	—	961
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,054	—	134	—	1,188

Total assets	108,436	82,280	13,489	(59,684)	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,045	$13,206	$—	$—	$22,251
Trade accounts payable	9,063	48,640	5,583	(1,298)	61,988
Accrued expenses	12,665	5,434	2,955	—	21,054

Total current liabilities	30,773	67,280	8,538	(1,298)	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,951	—	—	—	4,951
NOTES PAYABLE TO AFFILIATES	—	5,505	15,340	(20,845)	—
OTHER LIABILITIES	1,029	—	163	—	1,192

Total liabilities	36,753	72,785	24,041	(22,143)	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,728	—	28,059	(28,059)	92,728
Retained earnings (accumulated deficit)	(22,825)	6,002	(38,618)	(5,952)	(61,393)
Accumulated other comprehensive income	1,855	2,493	(12)	(2,511)	1,825
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	71,683	9,495	(10,552)	(37,541)	33,085

Total liabilities and shareholders’ equity	$108,436	$82,280	$13,489	$(59,684)	$144,521

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$60,639	$28,463	$—	$89,102
Service fee revenue	21,474	—	—	—	21,474
Service fee revenue — affiliate	2,083	—	—	(2,083)	—
Pass-thru revenue	11,592	—	—	(168)	11,424

Total revenues	35,149	60,639	28,463	(2,251)	122,000

COSTS OF REVENUES:
Cost of product revenue	—	56,496	25,896	—	82,392
Cost of service fee revenue	15,855	—	—	(691)	15,164
Cost of pass-thru revenue	11,592	—	—	(168)	11,424

Total costs of revenues	27,447	56,496	25,896	(859)	108,980

Gross profit	7,702	4,143	2,567	(1,392)	13,020

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,464	2,564	2,917	(1,392)	11,553
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	7,464	2,564	3,121	(1,392)	11,757

Income (loss) from operations	238	1,579	(554)	—	1,263
INTEREST EXPENSE (INCOME), NET	24	467	(5)	—	486

Income (loss) before income taxes	214	1,112	(549)	—	777
INCOME TAX PROVISION (BENEFIT)	110	6	—	—	116

NET INCOME (LOSS)	$104	$1,106	$(549)	$—	$661

NON-GAAP NET INCOME (LOSS)	$298	$1,106	$(345)	$—	$1,059

EBITDA	$2,030	$1,583	$(293)	$—	$3,320

ADJUSTED EBITDA	$2,224	$1,583	$(293)	$—	$3,514

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$104	$1,106	$(549)	$—	$661
Income tax expense (benefit)	110	6	—	—	116
Interest expense (income)	24	467	(5)	—	486
Depreciation and amortization	1,792	4	261	—	2,057

EBITDA	$2,030	$1,583	$(293)	$—	$3,320
Stock-based compensation	194	—	—	—	194

ADJUSTED EBITDA	$2,224	$1,583	$(293)	$—	$3,514

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$104	$1,106	$(549)	$—	$661
Stock-based compensation	194	—	—	—	194
Amortization of intangible assets	—	—	204	—	204

NON-GAAP NET INCOME (LOSS)	$298	$1,106	$(345)	$—	$1,059

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Year Ended December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$235,357	$104,143	$—	$339,500
Service fee revenue	74,480	—	—	—	74,480
Service fee revenue — affiliate	8,150	—	—	(8,150)	—
Pass-thru revenue	33,248	—	—	(426)	32,822

Total revenues	115,878	235,357	104,143	(8,576)	446,802

COSTS OF REVENUES:
Cost of product revenue	—	218,642	95,199	(6)	313,835
Cost of service fee revenue	56,039	—	—	(2,664)	53,375
Cost of pass-thru revenue	33,248	—	—	(426)	32,822

Total costs of revenues	89,287	218,642	95,199	(3,096)	400,032

Gross profit	26,591	16,715	8,944	(5,480)	46,770

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	28,012	10,138	11,387	(5,480)	44,057
MERGER INTEGRATION EXPENSE	—	—	150	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	806	—	806

Total operating expenses	28,012	10,138	12,343	(5,480)	45,013

Income (loss) from operations	(1,421)	6,577	(3,399)	—	1,757
INTEREST EXPENSE (INCOME), NET	119	2,274	(51)	—	2,342

Income (loss) before income taxes	(1,540)	4,303	(3,348)	—	(585)
INCOME TAX PROVISION (BENEFIT)	(361)	1,160	—	—	799

NET INCOME (LOSS)	$(1,179)	$3,143	$(3,348)	$—	$(1,384)

NON-GAAP NET INCOME (LOSS)	$(415)	$3,143	$(2,542)	$—	$186

EBITDA	$5,728	$6,596	$(2,387)	$—	$9,937

ADJUSTED EBITDA	$6,492	$6,596	$(2,237)	$—	$10,851

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,179)	$3,143	$(3,348)	$—	$(1,384)
Income tax expense (benefit)	(361)	1,160	—	—	799
Interest expense (income)	119	2,274	(51)	—	2,342
Depreciation and amortization	7,149	19	1,012	—	8,180

EBITDA	$5,728	$6,596	$(2,387)	$—	$9,937
Stock-based compensation	764	—	—	—	764
Merger integration expense	—	—	150	—	150

ADJUSTED EBITDA	$6,492	$6,596	$(2,237)	$—	$10,851

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$(1,179)	$3,143	$(3,348)	$—	$(1,384)
Stock-based compensation	764	—	—	—	764
Amortization of intangible assets	—	—	806	—	806

NON-GAAP NET INCOME (LOSS)	$(415)	$3,143	$(2,542)	$—	$186

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,835	$1,757	$1,680	$—	$14,272
Restricted cash	50	1,464	507	—	2,021
Accounts receivable, net	21,366	25,126	2,585	(584)	48,493
Inventories, net	—	39,596	6,796	—	46,392
Other receivables	211	10,161	—	—	10,372
Prepaid expenses and other current assets	923	1,321	364	—	2,608

Total current assets	33,385	79,425	11,932	(584)	124,158

PROPERTY AND EQUIPMENT, net	11,549	21	348	—	11,918
NOTES RECEIVABLE FROM AFFILIATES	18,645	—	—	(18,645)	—
INVESTMENT IN AFFILIATES	38,609	—	—	(38,609)	—
IDENTIFIABLE INTANGIBLES	—	—	5,824	—	5,824
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	762	—	149	—	911

Total assets	102,950	79,446	33,615	(57,838)	158,173

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$10,063	$12,175	$—	$—	$22,238
Trade accounts payable	5,615	43,265	8,679	(584)	56,975
Accrued expenses	11,604	7,416	3,418	—	22,438

Total current liabilities	27,282	62,856	12,097	(584)	101,651

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,378	—	—	—	6,378
NOTES PAYABLE TO AFFILIATES	—	6,005	12,640	(18,645)	—
OTHER LIABILITIES	998	—	304	—	1,302

Total liabilities	34,658	68,861	25,041	(19,229)	109,331

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	92,084	—	28,059	(28,059)	92,084
Retained earnings (accumulated deficit)	(26,288)	6,601	(19,504)	(6,547)	(45,738)
Accumulated other comprehensive income	2,534	2,984	—	(2,984)	2,534
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	68,292	10,585	8,574	(38,609)	48,842

Total liabilities and shareholders’ equity	$102,950	$79,446	$33,615	$(57,838)	$158,173

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	December 31,
	2008	2007
Total Customers (1)	1,888,250	1,752,697
Active Customers (2)	192,846	165,319
New Customers (3)	48,426	32,438
Number of Orders (4)	108,999	83,723
Average Order Value (5)	$223	$339
Advertising Expense (6)	$309,836	$277,855
Cost to Acquire a New Customer (7)	$4.74	$5.33

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and
e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $80,064 and $104,977 was not included in the 2008 and 2007 calculation, respectively as it is used for retention and not acquisition.
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